UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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SYNALLOY CORPORATION
(Name of Registrant as Specified in Its Charter)

PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON UPG ENTERPRISES LLC PAUL DOUGLASS CHRISTOPHER HUTTER ANDEE HARRIS ALDO MAZZAFERRO BENJAMIN ROSENZWEIG JOHN P. SCHAUERMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Privet Fund LP and UPG Enterprises LLC, together with the other participants named herein (collectively, the “Stockholder Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of the Stockholder Group’s slate of highly qualified director nominees to the Board of Directors of Synalloy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2020 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On March 30, 2020, a podcast interview with Benjamin Rosenzweig, a director nominee of the Stockholder Group, was posted on The Deal’s website. A written transcript of the interview will be provided once available. An audio recording of the interview is currently available at https://podcasts.apple.com/us/podcast/activist-investing-today-privets-rosenzweig-on-synalloy/id1463403514?i=1000469990818.

Source: The Deal. Activist Investing Today podcast with Ronald Orol. The Deal is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this podcast interview in our proxy solicitation.

Item 2: On March 27, 2020, after the close of business, Richmond Times-Dispatch published the following article:

Activist investment group seeks to control board of Henrico-based Synalloy

An activist investment firm is upping its pressure on Henrico County-based Synalloy Corp. by attempting to take control of the company’s board of directors.

Privet Fund Management LLC, an Atlanta-based investment firm, made offers twice last year to buy Synalloy, which owns various manufacturing companies that make chemicals, metals and infrastructure for the energy and industrial sectors. Both buyout attempts were spurned by Synalloy’s board of directors.

Now Privet has joined with UPG Enterprises LLC, an Oak Brook, Ill.-based holding company, to nominate its own slate of five directors for Synalloy’s eight-member board.

Synalloy has a small headquarters staff in the Innsbrook Corporate Center but has hundreds of employees at its operations in several states. Its subsidiary companies include Brismet, formerly Bristol Metals, a maker of stainless-steel pipes with a factory in Bristol, Tenn.

Privet offered to buy Synalloy at $20 per share last April and then again at $18.50 a share in August. Privet contends that Synalloy is underperforming its competitors and the broader market, and Privet wants to make management changes.

“We clearly believe in the long-term value creation opportunity at the company,” said Ben Rosenzweig, a partner with Privet. “We thought we would take the opportunity to pay a meaningful premium for the stock, provide existing shareholders a fair and full price for the shares and then implement some other changes to improve Synalloy on our own.”

“The company would not engage with us,” he said. “We felt there were some levels of entrenchment there.”

UPG Enterprises is a holding company with eight metals and distribution businesses focused on steel and steel-related industries. Together, Privet and UPG own almost 25 percent of Synalloy’s stock, which has traded between $8.33 and $19.65 a share over the last 52 weeks. Shares closed Friday at $9, down 11.68%.

In a statement Tuesday, Synalloy acknowledged that its results for 2019 - the company reported a loss of $3 million on revenue of $305 million - fell short of expectations, but the company said it has built a strong pool of assets, managed its cash flow, paid down debt and increased market share. Synalloy said it has communicated with Privet numerous times since the investment firm became a shareholder in 2016.

“This is why we are surprised — and disappointed — that Privet has now teamed up with UPG to attempt to seize control of the board and business of Synalloy,” the company said in the statement. “Shareholders should be on alert that this hostile effort to capture control by Privet and UPG offers shareholders no control premium.”

“Shareholders should also call in question Privet’s and UPG’s judgment in making an aggressive, costly and distracting board control bid at this time of extreme market uncertainty caused by the coronavirus,” Synalloy said.

Synalloy has not set a date yet for its 2020 annual meeting of shareholders. Its meeting last year was held in May.

Synalloy was based in South Carolina but started shifting administrative operations to Henrico when Craig C. Bram, a Richmond-area businessman and investor, was named the company’s CEO in 2011 after serving six years on the company’s board of directors.

The company’s chairman is Murray H. Wright, a lawyer who has worked for several Richmond-area law firms and was founder and managing director of Avitas Capital LLC, a Henrico-based investment banking firm.

Source: Richmond Times-Dispatch. Richmond Times-Dispatch is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.

John Reid Blackwell for Richmond Times-Dispatch.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP, together with the other participants named herein (collectively, the “Stockholder Group”), has filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2020 annual meeting of stockholders of Synalloy Corporation (the “Company”).

THE STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Privet Fund LP (“Privet Fund”), Privet Fund Management LLC (“Privet Fund Management”), Ryan Levenson, UPG Enterprises LLC (“UPG Enterprises”), Paul Douglass, Christopher Hutter, Andee Harris, Aldo Mazzaferro, Benjamin Rosenzweig and John P. Schauerman.

As of the date hereof, Privet Fund is the direct beneficial owner of 1,535,507 shares of Common Stock. Privet Fund Management, as the general partner and investment manager of Privet Fund, may be deemed to beneficially own the 1,535,507 shares of Common Stock beneficially owned by Privet Fund. Mr. Levenson, as the managing member of Privet Fund Management, may be deemed to beneficially own the 1,535,507 shares of Common Stock beneficially owned by Privet Fund. As of the date hereof, UPG Enterprises is the direct beneficial owner of 723,401 shares of Common Stock. Messrs. Douglass and Hutter, each as a manager of UPG Enterprises, may be deemed to beneficially own the 723,401 shares of Common Stock beneficially owned by UPG Enterprises. As of the date hereof, Ms. Harris and Messrs. Mazzaferro, Rosenzweig and Schauerman do not beneficially own any shares of Common Stock.